Exhibit 99.1

Contact:

Gulf Resources, Inc.	CCG Investor Relations Inc.
David Wang, VP of Finance	Linda Salo, Sr. Financial Writer
Email: gfre.2008@vip.163.com	Phone: +1-646-922-0894
Email: linda.salo@ccgir.com
Helen Xu
Email: beishengrong@vip.163.com	Crocker Coulson, President
Web: http://www.gulfresourcesinc.cn	Phone: +1-646-213-1915
Email: crocker.coulson@ccgir.com
Website: http://www.ccgirasia.com

Gulf Resources Provides Further Clarifications to Anonymous Allegations

SHANDONG, China, December 14, 2010 -- Gulf Resources, Inc. (Nasdaq:GFRE) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced that the Company provided additional disclosure disputing certain allegations related to the reliability of its filings with the SEC that have recently been circulated in an anonymous report within the investment community.

The Company disputes the following four allegations raised in the anonymous report:

1.  that the Company may have overstated its 2009 revenues because the Company’s State Administration of Tax (SAT) filings in China are not consistent with its 2009 Annual Report;

The Company’s tax filings made with the SAT (http://www.chinatax.gov.cn) are not publicly available.  The report allegedly provides certain 2009 income statement figures from the SAT filings of the Company’s operating subsidiaries, Shouguang City Haoyuan Chemical Company Limited (“SCHC”) and Shouguang Yuxin Chemical Industry Co. Limited (“SYCI”).  The figures in the report are completely inconsistent with and significantly lower than the actual 2009 SAT filings made by SCHC and SYCI.  On December 9, 2010, the Company was provided with a letter of certification with an official seal from the Yangkou Sub-bureau, Shouguang City Bureau of the SAT in which the SAT confirms that there are “serious discrepancies” between SCHC’s and SYCI’s actual tax filing and the figures provided in the anonymous report.

The Company confirms that its 2009 Annual Report is consistent with its 2009 SAT filings after taking into account the U.S. GAAP adjustments.

2.  that the Company may have overstated its 2009 bromine production volume because an alleged local Shandong provincial government agency’s report on the Company states that the Company only produced 10,000 metric tons of bromine in 2009.

In the Company’s 2009 Annual Report, it disclosed that it produced 34,930 metric tons of bromine in 2009.  The Company has attempted to identify and contact the agency referenced in the anonymous report, the Administration of Light Industry of Shandong Province.  However, the Company has not been able to identify this agency and believes that the agency has not existed for many years and could not have provided a report on the Company’s 2009 bromine production volume.

On December 3, 2010, the Company received a letter of certification with an official seal from the Bromine Industry Association of Shouguang City, which regulates and supervises Shouguang area bromine producers.  That certification states: “As shown in our statistics on production information, SCHC’s total production volume of bromine for 2009 is more than 30,000 metric tons.”  On December 3, 2010 the Company also received a letter of certification with an official seal from the Economic and Information Agency of Shouguang City.  That certification states “According to relevant statistics, SCHC produced more than 30,000 metric tons of bromine in 2009.”

At the end of 2006, the Company only had one bromine production facility with a production capacity of 10,000 metric tons. By the end of 2009, the Company acquired seven additional bromine production facilities and increased its bromine production capacity to 43,300 metric tons. Currently the Company has a total of nine bromine production facilities with a total capacity of 46,300 metric tons.

3.  that the Company may have overstated its 2009 bromine production volume because alleged statements from representatives of two competitors of the Company question the Company’s ability to generate the production volumes disclosed in the Company’s 2009 Annual Report.

The report alleges that a Mr. Shan, a sales manager of Shandong Yuyuan Group (“Yuyuan”), questioned the Company’s ability to produce bromine at the levels disclosed in the Company’s 2009 Annual Report.  On December 9, 2010, Yuyuan provided the Company with a letter of certification with its corporate seal. In that certification Yuyuan states that it does not have a sales manager with the last name of Shan and that Yuyuan believes that SCHC produced more than 30,000 tons of bromine in 2009.

The report also alleges that a Mr. Wu, a sales manager at Shandong Haihua Co. Ltd (“Haihua”) questioned the Company’s stated bromine production capacity.  On December 10, 2010 Haihua provided the Company a letter of certification with its corporate seal, In that certification Haihua states that it does not have a sales manager with the last name Wu.

4.  that the Company may have overstated its 2009 revenues generated from sales of bromine to its largest customer because an alleged statement from that customer saying that it purchased a smaller volume of bromine from the Company than the figure disclosed in the Company’s Annual Report.

The report alleges that an unidentified employee of Shandong Morui Chemical Company (“Morui”) stated that Morui only purchased 400 to 500 metric tons of bromine from SCHC in 2009.  On December 2, 2010, Morui provided the Company a letter of certification with its corporate seal, In that certification Morui confirms that SCHC sold 5,162.5 metric tons of bromine to it in 2009.

The Company intends to file copies of the letters referred to in this press release as exhibits to a Current Report on Form 8-K.

“We firmly believe that these claims are completely without merit and we take any allegations related to the reliability of our financial statements and SEC filings very seriously”, said Mr. Xiaobin Liu, Chief Executive Officer of Gulf Resources." We also want to continue to confirm that: (i) our financial statements are accurate and we do not expect any adjustments to them, and (ii) our business has maintained its momentum and we do not expect any changes in business conditions in the foreseeable future."

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through two wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited (“SCHC”) and Shouguang Yuxin Chemical Industry Co., Limited (“SYCI”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil & gas field explorations and as papermaking chemical agents. For more information about the Company, please visit www.gulfresourcesinc.cn.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

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